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                                                                   EXHIBIT 99.2


                           NETMIND TECHNOLOGIES, INC.


                  PROXY FOR SPECIAL MEETING OF SHAREHOLDERS
       THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned shareholder of NetMind Technologies, Inc., a California corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement, each dated January 27, 2000, and hereby appoints Matthew Freivald and Keith Kitchen and Mark Richards, and each of them, proxies and attorneys-in-fact, with full power to each of substitution and resubstitution, on behalf and in the name of the undersigned, to represent the undersigned at the special meeting of shareholders of NetMind to be held on February 24, 2000, at 10:00 a.m., local time, at 1885 S. Winchester Blvd., Campbell, California, and at any and all continuation(s) or adjournment(s) thereof, and to vote all shares of capital stock which the undersigned would be entitled to vote, if then and there personally present, on the matters set forth on the reverse side.

Both of such attorneys or substitutes as shall be present and shall act at said meeting or any and all continuation(s) or adjournment(s) thereof (or if only one shall be present and acting, then that one) and shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY WILL BE VOTED AS DIRECTED, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR (I) APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AND (II) AS SAID PROXIES DEEM ADVISABLE ON EACH OTHER MATTER(S) AS MAY PROPERLY COME BEFORE THE MEETING.

                    CONTINUED AND TO BE SIGNED ON REVERSE SIDE
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                                                              PLEASE
                                                             MARK VOTES
                                                             AS IN THIS
                                                              EXAMPLE       [X]

1. Proposal to approve and adopt the merger agreement and to approve the merger.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]

2. To transact such other business as may properly come before the special meeting or any adjournment or postponement.

     FOR       AGAINST        ABSTAIN
     [ ]         [ ]            [ ]


[ ]  MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW

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THIS PROXY SHOULD BE MARKED, DATED AND SIGNED BY THE SHAREHOLDER(S) EXACTLY
AS HIS OR HER NAME APPEARS HEREON, AND RETURNED PROMPTLY IN THE ENCLOSED ENVELOPE. PERSONS SIGNING IN A FIDUCIARY CAPACITY SHOULD SO INDICATE. IF A CORPORATION, PLEASE SIGN IN FULL CORPORATE NAME BY AN AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AN AUTHORIZED PERSON. IF SHARES ARE HELD BY JOINT TENANTS OR AS COMMUNITY PROPERTY, BOTH SHOULD SIGN.

Signature(s) ______________________________________________  Dated _____________

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